SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                   FORM 8-K/A

                                  AMENDMENT TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                  -------------

                                 Amendment No. 1


      Date of Report (Date of earliest event reported) September 21, 1995



                         FIRSTCITY FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


DELAWARE                                 1-7614                  76-0243729
--------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission            (IRS Employer
of Incorporation)                      File Number)      Identification No.)


6400 IMPERIAL DRIVE, WACO, TX                                        76712
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code    (817) 751-1750
                                                   -----------------------------

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

            On August 9, 1995, FirstCity Financial Corporation, a Delaware corporation ("FirstCity"), through its wholly-owned subsidiary DFC Asset Corp., a Texas corporation, executed a stock purchase agreement to acquire (the "Acquisition") 100 percent of the capital stock of each of Diversified Financial Systems, Inc., an Indiana corporation ("Diversified Financial"), and Diversified Performing Assets, Inc., an Indiana corporation ("Diversified Performing" and, collectively with Diversified Financial, "Diversified"), from Randall R. Geist and J. Michael Hester. On September 21, 1995, FirstCity consummated the Acquisition. Diversified specializes in the acquisition, disposition and servicing of distressed loans and loan-related assets. Diversified is headquartered in Fort Wayne, Indiana with offices in Franklin, Massachusetts and Richardson, Texas. In exchange for 100 percent of the capital stock of Diversified Financial and Diversified Performing, FirstCity paid an aggregate of $12.9 million in cash and notes (such $12.9 million comprised of an aggregate of $14 million in cash and notes paid to Randall R. Geist and J. Michael Hester, less cash acquired in the amount of $1.1 million). The Acquisition was internally funded by FirstCity. A copy of the press release issued by FirstCity upon consummation of the Acquisition, describing such consummation, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS
         -----------------------------------------------------------------

 (a)         Financial statements of businesses acquired.

                       (i) Financial statements of Diversified Financial Systems, Inc.

                       (ii) Financial statements of Diversified Performing Assets, Inc.

                       (iii) Financial statements of Diversified Financial Systems, L.P.

 (b)         Pro forma financial information.

                       (i) FirstCity Financial Corporation and Subsidiaries Pro Forma Condensed Consolidated Financial Statements.

 (c)         Exhibits.

             The Exhibit Index at page 45 is incorporated herein by reference.

NYFS11...:\92\54892\0003\2236\FRMN155X.270

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FIRSTCITY FINANCIAL CORPORATION




                                      /s/ Gary H. Miller
                                      ---------------------------------------
                                      Gary H. Miller
                                      Senior Vice President
                                      and Controller


Date:  November 22, 1995

                                                                Item 7(a)(i)













                       DIVERSIFIED FINANCIAL SYSTEMS, INC.
                               Fort Wayne, Indiana

                              FINANCIAL STATEMENTS
                        December 31, 1992, 1993 and 1994
                           and June 30, 1994 and 1995

                       DIVERSIFIED FINANCIAL SYSTEMS, INC.
                               Fort Wayne, Indiana

                              FINANCIAL STATEMENTS
                        December 31, 1992, 1993 and 1994
                           and June 30, 1994 and 1995






                                    CONTENTS


REPORT OF INDEPENDENT AUDITORS.............................................6

FINANCIAL STATEMENTS

          BALANCE SHEETS...................................................7

          STATEMENTS OF INCOME AND RETAINED EARNINGS.......................8

          STATEMENTS OF CASH FLOWS.........................................9

          NOTES TO FINANCIAL STATEMENTS....................................11

                         REPORT OF INDEPENDENT AUDITORS



To the Shareholders
Diversified Financial Systems, Inc.
Fort Wayne, Indiana


We have audited the accompanying balance sheets of Diversified Financial Systems, Inc. as of December 31, 1994 and 1993, and the related statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diversified Financial Systems, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.



                                                       Crowe, Chizek and Company

Oak Brook, Illinois
March 10, 1995



                       DIVERSIFIED FINANCIAL SYSTEMS, INC.
                                 BALANCE SHEETS



                                                                                                                          June 30,
                                                                            .................December 31,...............   1995
                                                                                             ------------
                                                                                      1993               1994           (Unaudited)
                                                                                       ----               ----           -----------
ASSETS
Cash                                                                             $   786,797         $ 1,783,654         $   807,101
Unamortized cost of loan portfolios (Note 4)                                      20,333,235          39,329,648          41,674,709
Receivables from related parties (Note 11)                                           542,584           4,301,427           5,427,591
Notes receivable (Note 7)                                                          2,153,859           1,100,670             928,672
Other receivables (Note 6)                                                         1,929,311             985,744           1,101,727
Investment in partnerships (Notes 11 and 12)                                       6,216,446           1,332,538           1,267,477
Furniture and equipment, net of accumulated
  depreciation                                                                       139,381             162,352             146,937
Real estate held for sale                                                          1,029,573             800,000                --
Deferred financing costs                                                             432,770             325,379             230,861
Accrued interest receivable and other assets                                         401,867             782,638             818,020
                                                                                 -----------         -----------         -----------

                                                                                 $33,965,823         $50,904,050         $52,403,095
                                                                                 ===========         ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
      Collateralized loans (Note 8)                                              $19,873,090         $35,273,416         $35,712,307
      Notes payable - shareholders and
        related parties (Note 10)                                                  2,248,800           1,039,800             979,860
      Accounts payable                                                               318,503             727,992             765,551
      Accounts payable - related parties (Note 11)                                      --               398,892             688,217
      Other borrowings (Note 9)                                                      407,982             332,766                --
      Accrued interest payable and other liabilities                               1,126,149             751,155             856,272
                                                                                 -----------         -----------         -----------
            Total liabilities                                                     23,974,524          38,524,021          39,002,207

Shareholders' equity
      Common stock - without par value; 10,000
        shares authorized, 200 shares issued                                           1,000               1,000               1,000
      Retained earnings                                                           10,370,299          15,159,029          16,179,888
                                                                                 -----------         -----------         -----------
                                                                                  10,371,299          15,160,029          16,180,888
      Common treasury stock - at cost (Note 13)                                      380,000           2,780,000           2,780,000
                                                                                 -----------         -----------         -----------
                                                                                   9,991,299          12,380,029          13,400,888
                                                                                 -----------         -----------         -----------

                                                                                 $33,965,823         $50,904,050         $52,403,095
                                                                                 ===========         ===========         ===========


                 See accompanying notes to financial statements




                       DIVERSIFIED FINANCIAL SYSTEMS, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS



                                                                        Years Ended                          Six Months Ended
                                                ........................December 31,.............    ............June 30,..........
                                                                        ------------                             --------
                                                          1992             1993             1994             1994             1995
                                                          ----             ----             ----             ----             ----
                                                                                                      ..........(Unaudited).........
Income
   Receipts from loan portfolios                   $  2,933,686     $  9,618,378     $ 25,704,279     $ 11,912,334     $ 14,696,029
   Servicing fee income (Note 11)                     6,811,539        5,693,881        5,849,394        3,188,682        2,425,463
   Equity in earnings of partnerships                 4,332,768        2,164,550        1,510,884        2,326,158          377,909
   Fees earned under First Lake
     Agreement (Note 3)                                  31,631          887,203        1,165,236          658,968             --
   Gain on early extinguishment
     of debt (Note 8)                                      --               --            333,965          333,965             --
   Data processing revenue (Note 11)                       --               --            604,642          304,639          274,752
   Gain on portfolio sale (Note 13)                        --               --            436,521          436,521             --
   Interest                                              17,411           85,181           80,600           16,577           11,621
   Other                                                 11,591           81,442          108,966           27,820           18,594
                                                   ------------     ------------     ------------     ------------     ------------
                                                     14,138,626       18,530,635       35,794,487       19,205,664       17,804,368

Expenses
   Amortization of loan portfolio costs               2,468,743        5,907,185       16,300,766        8,638,140        9,481,572
   Salaries and related taxes                         2,781,095        2,338,915        2,895,932        1,354,282        1,453,676
   Legal                                              1,114,922        1,734,749        2,359,970          926,428        1,188,107
   Interest                                             618,662        1,769,530        2,523,977        1,218,742        2,127,088
   Asset protection expense                             146,910          906,849          706,744          283,266           46,675
   Financing costs                                       56,519          504,210          689,544          313,522          617,019
   Consulting fees (Note 13)                               --            860,000             --               --               --
   Servicing fees                                       421,567          832,850          962,440          428,313          160,111
   Telephone                                            326,542          292,834          316,911          163,528           94,104
   Provision for loss on real estate
     held for sale                                         --               --            229,573             --               --
   Insurance                                            167,074          280,958          305,222          154,050          205,297
   Field agents' travel expenses                        266,177          153,234          138,734           66,360           73,771
   Rent                                                 173,701          163,947          194,194           96,302           85,287
   Postage                                               28,466          115,445          430,516          203,660          199,101
   Data processing                                      157,918          197,356          343,241          169,256          152,416
   Professional fees                                    159,018          188,215          358,053          253,944          143,709
   Other                                                543,996          605,966        1,055,565          376,586          635,911
                                                   ------------     ------------     ------------     ------------     ------------
                                                      9,431,310       16,852,243       29,811,382       14,646,379       16,663,844
                                                   ------------     ------------     ------------     ------------     ------------


NET INCOME                                            4,707,316        1,678,392        5,983,105        4,559,285        1,140,524

Retained earnings at beginning of period              5,178,485        9,270,982       10,370,299       10,370,299       15,159,029

Distributions to shareholders                          (614,819)        (579,075)      (1,194,375)        (479,084)        (119,665)
                                                   ------------     ------------     ------------     ------------     ------------


RETAINED EARNINGS AT END OF PERIOD                 $  9,270,982     $ 10,370,299     $ 15,159,029     $ 14,450,500     $ 16,179,888
                                                   ============     ============     ============     ============     ============

                 See accompanying notes to financial statements

                       DIVERSIFIED FINANCIAL SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                     Years Ended                            Six Months Ended
                                                   ...................December 31,...........       ............June 30,............
                                                                     ------------                               --------
                                                         1992             1993            1994              1994             1995
                                                         ----             ----            ----              ----             ----
                                                                                                     ..........(Unaudited)..........
CASH FLOWS FROM OPERATING ACTIVITIES
   Cash collected from acquired
     loan portfolios                               $  2,933,686     $  9,618,378     $ 25,704,279     $ 11,912,334     $ 14,696,029
   Cash received for servicing fees                   6,789,248        5,428,995        5,911,560        3,450,248        2,625,060
   Other cash received                                   60,633          112,755        2,628,814        1,675,154          601,366
   Cash paid to vendors and employees                (6,077,039)      (8,126,271)     (10,823,228)      (4,979,567)      (3,900,451)
   Interest paid                                       (459,728)      (1,676,778)      (2,667,886)      (1,470,428)      (2,141,161)
   Purchase of loan portfolios                      (13,548,825)      (9,962,403)     (30,993,994)     (14,955,664)     (11,826,634)
   Deposits (paid) received, net                        (56,939)         425,975           (2,320)         816,856         (611,476)
                                                   ------------     ------------     ------------     ------------     ------------
      Net cash used in operating activities         (10,358,964)      (4,179,349)     (10,242,775)      (3,551,067)        (557,267)

CASH FLOWS FROM INVESTING ACTIVITIES
   Notes receivable                                        --         (2,071,259)        (444,134)        (183,874)            --
   Collections on notes receivable                         --               --            132,064            7,000          171,998
   Capital distributions from
     partnership                                      1,828,500        3,784,631        3,052,880        2,095,141          442,970
   Cash advanced to affiliates and
     shareholders                                      (906,154)        (699,479)      (2,347,093)        (981,899)      (1,162,347)
   Repayment of advances                                   --               --            392,356          167,000             --
   Proceeds from sale of real estate
     held-for-sale                                         --               --               --               --            736,398
   Maturity of certificate of deposit                    50,000          137,500             --               --               --
   Property and equipment
     expenditures                                      (152,294)         (39,434)         (82,916)         (58,706)         (12,324)
   Cash paid for net assets of
     Diversified Financial Planners, Inc.                  --            (80,247)            --               --               --
   Cash paid for limited partner's
     interest in
     Diversified Financial Partners III LP                 --               --         (1,270,000)      (1,270,000)            --
                                                   ------------     ------------     ------------     ------------     ------------
      Net cash provided by (used in)
        investing activities                            820,052        1,031,712         (566,843)        (225,338)         176,695

CASH FLOWS FROM FINANCING ACTIVITIES
   Advances from related parties                        250,000             --               --               --               --
   Repayment of advances from
     related parties                                   (421,712)         (90,000)            --               --               --
   Financing fees                                      (927,562)         (73,604)        (570,034)        (678,017)        (522,501)
   Borrowings on collateralized loans                14,293,689        9,312,403       45,077,422       19,505,441       11,826,634
   Principal payments on other
     borrowings                                            --            (33,334)         (75,216)        (112,466)        (332,766)
   Principal payments on
    collateralized loans                             (1,233,208)      (7,445,718)     (30,621,214)     (11,752,649)     (11,387,743)
   Borrowings on notes payable -
     related parties                                       --          1,172,800          180,000          178,947          205,000
   Repayment of notes payable                              --               --         (1,389,000)      (1,356,000)        (264,940)
   Cash distributions to shareholders                  (614,819)        (579,075)        (795,483)        (548,834)        (119,665)
   Purchase of common treasury stock                       --           (245,000)            --               --               --
                                                   ------------     ------------     ------------     ------------     ------------
      Net cash provided by (used in)
       financing activities                          11,346,388        2,018,472       11,806,475        5,236,422         (595,981)
                                                   ------------     ------------     ------------     ------------     ------------

Increase (decrease) in cash                           1,807,476       (1,129,165)         996,857        1,460,017         (976,553)

Cash at beginning of period                             108,486        1,915,962          786,797          786,797        1,783,654
                                                   ------------     ------------     ------------     ------------     ------------

CASH AT END OF PERIOD                              $  1,915,962     $    786,797     $  1,783,654     $  2,246,814     $    807,101
                                                   ============     ============     ============     ============     ============

                                   (Continued)

                       DIVERSIFIED FINANCIAL SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS



                                                                       Years Ended                             Six Months Ended
                                                     ..................December 31,................   .............June 30,.........
                                                                       ------------                                --------
                                                          1992             1993             1994             1994              1995
                                                          ----             ----             ----             ----              ----
                                                                                                      ..........(Unaudited).........
Reconciliation of net income to net
  cash used in operating activities
   Net income                                      $  4,707,316     $  1,678,392     $  5,983,105     $  4,559,285     $  1,140,524
   Amortization of loan portfolio costs               2,468,743        5,907,185       16,300,766        8,638,140        9,481,572
   Amortization of deferred financing
     costs                                               64,186          504,210          295,896          729,557          617,019
   Provision for loss on real estate
     held for sale                                         --               --            229,573             --               --
   Loss on real estate held for sale                       --               --               --               --             63,602
   Depreciation                                          46,891           70,257           59,945           33,195           27,739
   Gain on early extinguishment of debt                    --               --           (333,965)         333,965             --
   Equity in earnings of partnership                 (4,332,768)      (2,164,550)      (1,510,884)      (2,471,413)        (377,910)
   Gain on portfolio sale                                  --               --           (436,521)        (436,521)            --
   Purchase of loan portfolios                      (13,548,825)      (9,962,403)     (30,993,994)     (14,955,664)     (11,826,634)
   Decrease (increase) in receivables                  (118,191)      (1,051,960)         123,929          598,135         (115,181)
   Increase in accounts payable and
     accrued liabilities                                353,684          839,520           39,375         (579,746)         432,002
                                                   ------------     ------------     ------------     ------------     ------------


      Net cash used in operating activities        $(10,358,964)    $ (4,179,349)    $(10,242,775)    $ (3,551,067)    $   (557,267)
                                                   ============     ============     ============     ============     ============

Schedule of noncash investing and
  financing activities
   Note payable issued in connection
    with purchase of loan portfolio                   4,750,000

   Assets acquired from Diversified
     Partners III LP                                                                 $  6,693,027
   Notes payable and other liabilities
     assumed                                                                           (2,081,385)
   Corporation's equity in net assets of
     Diversified Partners III LP at date
     of partnership termination                                                        (3,341,642)
                                                                                     ------------
      Cash paid                                                                      $  1,270,000
                                                                                     ============

                 See accompanying notes to financial statements

                       DIVERSIFIED FINANCIAL SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
          (INFORMATION AS OF JUNE 30, 1995 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1994 AND 1995 IS UNAUDITED)


NOTE 1 - NATURE OF BUSINESS

The Corporation is engaged in the business of providing collection services for companies who have acquired loan portfolios from the Federal Deposit Insurance Corporation (FDIC), Resolution Trust Corporation (RTC) and other sources. The Corporation also acquires loan portfolios for its own account, from these same sources, at substantial discounts from principal amounts outstanding and liquidates the portfolios through collection efforts or through bulk sales to financial institutions.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Recognition: The Corporation receives a fee, based upon a specified
------------------
percentage of collections, from the loan portfolios serviced.

Income from acquired loan portfolios is recognized as collections are received. Portfolio cost is amortized over periods ranging from three to five years based upon the ratio of the portfolio's original cost over the undiscounted estimated total cash collections times the amount of cash received during the period. Amortization of portfolio costs is accelerated if estimated cash collections are subsequently revised downward. The cost recovery method is used for income tax purposes.

Investment in Partnerships: The Corporation's investment in partnerships is
--------------------------
carried at cost, plus its share of the partnerships' earnings. In the case of Diversified Financial Systems, L.P., the partners were first allocated an interest factor through October 15, 1993.

Furniture and Equipment: Furniture and equipment are stated at cost less
-----------------------
accumulated depreciation of $137,468 at December 31, 1993, $197,413 at December 31, 1994 and $237,099 at June 30, 1995. Depreciation is computed on accelerated methods over the estimated service lives of the related assets.

Real Estate Held for Sale: Real estate held for sale is carried at the lower of
-------------------------
cost or fair value less estimated selling expenses. Valuation allowances are recognized when fair value less estimated selling expenses is less than the cost of the asset, by charges to earnings.

Deferred Financing Costs: Deferred financing costs represent origination and
------------------------
legal fees associated with obtaining the Corporation's loans and are being amortized over the respective periods the loans are outstanding on a level yield basis.

Income Taxes: Effective August 24, 1989, the Corporation's shareholders elected
------------
S corporation status under Section 1362 of the Internal Revenue Code and a similar section of state income tax law. The statutes provide that, in lieu of corporate income taxes, the shareholders are taxed on their proportionate shares of the Corporation's taxable income or loss.

Basis of Presentation of Unaudited Interim Financial Information: Financial
----------------------------------------------------------------
information for the six months ended June 30, 1995 and 1994 has been derived from the Corporation's unaudited financial statements and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of financial position, results of operations and cash flows.

Reclassifications: Certain reclassifications were made to the 1993 financial
-----------------
statements to be comparable with the 1994 presentation.

NOTE 3 - FIRST LAKE CORP. AGREEMENT

The Corporation has a loan purchase, servicing and consulting agreement with First Lake Corp. (FLC), a wholly-owned subsidiary of National Bancorp, Inc. The Corporation services all loans purchased by FLC pursuant to the agreement, in exchange for a fee equal to a negotiated percentage of amounts collected from the loan portfolios and which generally has been within a range of 10% to 15%. The agreement also provides for additional amounts payable to Diversified when third party financing has been paid, on a portfolio-by-portfolio basis. These additional amounts have ranged between 50% and 70% of amounts collected by FLC, less all FLC direct and indirect expenses. The Corporation recorded $31,631 in 1992, $887,203 in 1993 and $1,165,236 in 1994 as additional income under this agreement. (See Note 14)

NOTE 4 - UNAMORTIZED COST OF LOAN PORTFOLIOS

The unamortized cost of loan portfolios is comprised of the following components:

                                                                                                                        June 30,
                                                                                 ...........December 31,.........         1995
                                                                                            -----------
                                                                                      1993               1994          (Unaudited)
                                                                                      ----               ----          -----------
Principal amount of loans outstanding
  at date of purchase                                                           $107,793,824        $278,499,835      $401,188,623
Discount                                                                          78,912,657         214,321,489       325,183,644
                                                                                 -----------         -----------       -----------
     Original cost                                                                28,881,167          64,178,346        76,004,979
Accumulated amortization                                                          (8,547,932)        (24,848,698)      (34,330,270)
                                                                                 -----------         -----------       -----------
     Unamortized cost                                                           $ 20,333,235        $ 39,329,648      $ 41,674,709
                                                                                 ===========         ===========       ===========
Estimated future cash collections
  (unaudited)                                                                   $ 31,695,000        $ 65,881,392      $ 68,218,000
                                                                                 ===========         ===========       ===========

Principal and accrued interest
  on loans outstanding (unaudited)                                              $ 85,344,000        $228,391,000      $243,117,000
                                                                                 ===========         ===========       ===========

NOTE 5 - ASSET PURCHASE

In 1993, the Company entered into an agreement with Diversified Financial Planners, Inc. (DFP) to purchase selected assets and assume certain notes and liabilities of DFP. Additionally, promissory notes of the Company were issued to DFP.

The following summarizes the assets purchased and liabilities assumed:

      Assets purchased
            Real estate                                  $         1,029,573
            Loan portfolios                                          340,000
            Notes receivable                                          82,600
            Equipment                                                 14,627
                                                         -------------------
                  Total assets purchased                 $         1,466,800
                                                         ===================

      Liabilities
            Notes payable to DFS                         $           916,000
            Mortgage note                                            285,760
            Land contracts                                           161,112
            Other liabilities                                          6,701
                                                         -------------------
                  Total liabilities assumed              $         1,369,573
                                                         ===================

In addition, the Company paid DFP $80,247 in cash and its payable to DFP of $16,980 was canceled.

NOTE 6 - OTHER RECEIVABLES

Other receivables consisted of the following:

                                                                December 31,
                                                             1993         1994
                                                             ----         ----

     Related parties - services and fees (see Note 11)     $457,435     $423,900
     First Lake Corp. (see Note 3)                          929,604      263,535
     Soil Remediation Services, Inc. (see Note 11)          200,000         --
     MEPCO (see Note 11)                                    150,377         --
     Weiss Machinery                                        149,937      149,937
     Other                                                   41,958      148,372
                                                           --------     --------
                                                          $1,929,311    $985,744
                                                          ==========    ========

NOTE 7 - NOTES RECEIVABLE

Notes receivable consisted of the following:

                                                                                                                          June 30,
                                                                                   .........December 31,...........         1995
                                                                                            -----------
                                                                                     1993                 1994           (Unaudited)
                                                                                     ----                 ----           -----------
Lake Technology Products, Inc.
  Note receivable with interest at 2% over
  the prime rate, maturing December 31, 1998,
  principal and interest of $14,624 is payable
  monthly (see Note 11)                                                          $ 1,205,259         $      --           $      --

  Note receivable with interest at 2% over the prime rate, maturing December 31,
  1998, principal and interest of $1,941 is payable
  monthly (see Note 11)                                                              160,000                --                  --

Graves/Statewide
  Statewide 7.5% note receivable (face value $600,000), maturing January 20,
  1998, principal and interest of $14,535 is payable monthly,
  collateralized by business assets                                                  600,000             480,518             393,309

Graves/Statewide
  Graves notes under a $100,000 line of credit, interest at 2% over the prime rate, due May 1,
  1995                                                                                  --                80,000              80,000

  Graves note, interest at 2% over the prime rate                                     22,800              22,800              22,800


Demand note from Emergency Medical Vehicles Co.
with interest at 2% over the prime rate                                                 --                77,000                --

6% demand notes from employee                                                         48,000              35,416              27,627

5% demand note from Windsor Air, Inc.
(see Note 11)                                                                         50,300              50,300              50,300

5% demand note from Diversified Insurance
Marketing, Inc. (see Note 11)                                                         67,500              69,170              69,170

FGH Associates (see Note 11)                                                            --               285,466             285,466
                                                                                 -----------         -----------         -----------
                                                                                 $ 2,153,859         $ 1,100,670         $   928,672
                                                                                 ===========         ===========         ===========

Graves and Statewide are intrastate trucking companies with common ownership. The Statewide note was acquired in 1993 and the Graves line of credit and demand note were part of a financial restructuring of those companies.

NOTE 8 - COLLATERALIZED LOANS

Collateralized loans are as follows:

                                                                                                                           June 30,
                                                                                      ........December 31,......             1995
                                                                                              ------------
                                                                                      1993                 1994          (Unaudited)
                                                                                      ----                 ----          -----------
Foothill loan and security agreement
    Base loan                                                                    $ 6,549,627         $      --           $      --
    Term note                                                                        221,355                --                  --
Hilco note                                                                         4,750,000                --                  --
American National Bank and Trust
  Company of Chicago                                                               8,352,108          28,501,032          30,713,220

Transamerica loan
    Term loan                                                                           --             1,391,405                --
    Performing loan                                                                     --             4,901,751           4,587,572
Star Financial Bank, interest payable at
  8.5%, due January 25, 1996, principal
  and interest of $14,535 are payable monthly                                           --               479,228             411,515
                                                                                 -----------         -----------         -----------

                                                                                 $19,873,090         $35,273,416         $35,712,307
                                                                                 ===========         ===========         ===========

Effective February 28, 1994, the Corporation and Diversified Performing Assets, Inc. (see Note 11) entered into a Loan and Security Agreement with Transamerica Business Credit Corporation to refinance all existing debt due Foothill Capital, Hilco and a portion of the debt due American National Bank and Trust Company of Chicago. The agreement provides for a $25,000,000 master credit facility to facilitate the refinancing and/or purchase of new loan portfolios. Part of the master credit facility is a $6,000,000 term loan to refinance a portfolio of nonperforming loans. Interest under the master credit facility is prime plus 2%. Principal reductions and interest are serviced through cash receipts from the respective loan portfolios. The term loan is due August 31, 1995 with interest payable at prime plus 3% and payable in monthly installments of $333,333 beginning April 1, 1994. The agreement provides for accelerated payments under certain circumstances and contains various financial covenants relating to tangible net worth, minimum acceptable debt to net worth and interest coverage ratios. The early retirement of the Hilco note resulted in a gain of $333,965.

The Corporation has a $40,000,000 loan and security agreement with American National Bank and Trust Company of Chicago. All borrowings are on demand notes due on or before September 30, 1995, and collateralized by all of the acquired loan portfolios and the underlying collateral. Interest is payable at 2% over the prime rate. The loan is reduced by applying 87.5% of all payments received from the acquired portfolios to principal and interest. Additionally, the Corporation has provided the Bank with irrevocable letters of credit totaling $2,000,000.

NOTE 9 - OTHER BORROWINGS

Other borrowings consisted of the following:

                                                                                                                 December 31,
                                                                                                           1993               1994
                                                                                                           ----               ----

  Mortgage note with interest payable at variable rates, principal is payable in accordance with an adjustable amortization schedule
  and due on April 1, 2013, collateralized by certain real estate                                       $285,760            $285,760


  8% land contracts, payable in thirty-four monthly principal and
  interest payments of $6,268, collateralized by certain real estate                                      47,006              47,006
                                                                                                        --------            --------

                                                                                                        $332,766            $332,766
                                                                                                        ========            ========

The borrowings were paid in 1995.

NOTE 10 - NOTES PAYABLE - SHAREHOLDER AND RELATED PARTIES

Notes payable to Randall R. Geist (60% shareholder) and related parties consisted of the following:


                                                                                                                            June 30,
                                                                                             December 31,                    1995
                                                                                             ------------
                                                                                       1993               1994           (Unaudited)
                                                                                       ----               ----           -----------
Geist Notes
  Installment note with interest payable at the prime rate, adjusted annually on
  January 1, principal payments of $57,600 and interest are
  due semi-annually                                                              $   576,000         $   460,800         $   237,607

  Installment note payable to Geist, interest payable at the prime rate, adjusted annually on January 1, principal payments of $34,000 and
  interest are due semi-annually                                                     340,000             272,000             272,000

  5% demand note payable to Geist                                                    160,000             127,000             127,000

  12% demand note payable to GHF Funding
  Group (See Note 11)                                                              1,172,800             180,000             138,253

10% demand notes payable to Diversified
Financial Southeast, Inc.                                                               --                  --               205,000
                                                                                 -----------         -----------         -----------
                                                                                 $ 2,248,800         $ 1,039,800         $   979,860
                                                                                 ===========         ===========         ===========

Minimum annual principal payments as of June 30, 1995 are as follows:

         1996                     $         653,453
         1997                               183,200
         1998                                75,207
         1999                                68,000
                                  -----------------
                                  $         979,860
                                  =================

NOTE 11 - RELATED PARTY TRANSACTIONS

The Corporation is 60% owned by Randall R. Geist, and 40% by J. Michael Hester. Mr. Geist and Mr. Hester are involved in numerous other businesses, some of which also have transactions with the Corporation. These entities are as follows:

      Diversified Performing Assets, Inc. (60% owned by Geist and 40% owned by Hester)
      Diversified Financial Systems L.P. (See Note 12)
      Diversified Financial Planners, Inc. (100% owned by Geist)
      Business Revenue Data Systems, Inc. (84% owned by Geist)
      Windsor Air, Inc. (50% owned by Geist)
      Diversified Financial Recovery, Inc. (100% owned by Geist)
      Diversified Financial Partners III L.P. (See Note 12)
      Diversified Financial Partners I (100% owned by Geist)
      Lake Technology Products, Inc. (66 2/3% owned by Geist and 33 1/3% by Hester)
      GHF Funding Group (33 1/3% owned by Geist and 33 1/3% owned by Hester) Diversified Financial Southeast, Inc. (60% owned by Geist and 40% owned by Hester)
      Metro Diversified Limited Partnership (49.5% owned by Diversified Financial Southeast, Inc.)
      Diversified Coolidge Equities Limited Partnership (49.5% owned by Diversified Financial Southeast, Inc.)
      Metro Diversified, Inc. (50% owned by Diversified Financial Southeast,
      Inc.)
      Diversified Insurance Marketing, Inc. (100% owned by Geist)
      Business Revenue Systems, Inc. (100% owned by Hester)
      Quantum, Inc. (86 2/3% owned by Geist)
      Compositives, Inc. (100% owned by Geist)
      Compositives O.M., Inc. (100% owned by Geist)
      FGH Associates (33 1/3% owned by Geist)
      Petroleum Protective Systems, Inc. (100% owned by Geist)
      Soil Remediation Services, Inc. (50% owned by Geist)

Receivables from and payables to related parties were comprised of the following:

                                                ---------------------December 31,--------------------     ---------June 30,---------
                                                --------1 9 9 3---------     --------1 9 9 4---------     ---------1 9 9 5----------
                                                        -------                      -------                       -------
                                                Receivables     Payables     Receivables     Payables     Receivables     Payables
                                                -----------     --------     -----------     --------     -----------     --------
                                                                                                          --------(Unaudited)-------
                                                                                                          --------------------------
Diversified Performing
  Assets, Inc.                                 $     --       $     --       $     --       $     --       $  114,304     $     --
Diversified Financial
  Systems, L.P.                                      --             --             --             --           27,391           --
Business Revenue Data
  Systems, Inc.                                      --             --             --             --           36,760           --
Windsor Air, Inc.                                    --             --             --             --            8,500           --
Lake Technology Products, Inc.                       --             --             --             --           39,757           --
Quantum, Inc.                                        --             --             --             --           30,081           --
FGH Associates                                       --             --          270,668           --          338,332           --
Diversified Financial
  Southeast, Inc.                                   1,000           --            1,000           --            1,000           --
Randall R. Geist                                  373,584           --          199,400        398,892        215,333        688,217
J. Michael Hester                                 167,000           --          114,400           --          143,556           --
Notes receivable - Randall R
  Geist                                              --             --        1,267,831           --        1,267,831           --
Notes receivable - J. Michael
  Hester                                             --             --          682,678           --          682,678           --
Metro Diversified Limited
  Partnership                                       1,000           --            1,000           --            1,000           --
Compositives, Inc.                                   --             --          613,119           --          964,426           --
Compositives O.M., Inc.                              --             --          540,933           --          685,791           --
Petroleum Protective Systems,
  Inc. (previously classified as
  MEPCO)                                             --             --          400,398           --          647,531           --
Soil Remediation Services, Inc.                      --             --          210,000           --          223,320           --
                                               ----------     ----------     ----------     ----------     ----------     ----------

                                               $  542,584     $     --       $4,301,427     $  398,892     $5,427,591     $  688,217
                                               ==========     ==========     ==========     ==========     ==========     ==========

The Corporation paid $48,000, $48,000 and $87,000 in rental fees to Business Revenue Data Systems, Inc. for office space during 1992, 1993 and 1994, respectively. The Corporation paid Windsor Air, Inc. $2,000 a month plus expenses for aircraft time in 1992, 1993 and 1994, respectively.

During 1994, the Corporation sold performing loans for cash in the amount of $1,918,000 to Diversified Performing Assets, Inc. (DPAI), a company formed by the shareholders of the Corporation. Bank loans were reduced by $1,428,000. The remaining proceeds were used for general corporate purposes. During the six months ended June 30, 1995, the Corporation sold performing loans to DPAI for cash in the amount of $5,116,854. Bank loans were reduced by $3,242,565. The remaining proceeds were used for general corporate purposes. As part of their agreement with DPAI, the Corporation is required to replace any of the loans sold to DPAI that subsequently become nonperforming. Nonperforming loans are defined as loans that have not made a contractual payment within 61 days.

As of January 1, 1994, notes receivable from Lake Technology Products, Inc. were rewritten as notes receivable from Randall R. Geist and J. Michael Hester as part of a recapitalization of Lake Technology Products, Inc.

The Corporation's servicing fees are primarily received from related entities. The Corporation recognized the following collection fees from related parties:

                                                     ---------------December 31,------------------      -----------June 30,---------
                                                     ---1992---       ---1993---        ---1994---      ---1994---        ---1995---
                                                     ----------       ----------        ----------      ----------        ----------
                                                                                                         --------(Unaudited)-------
                                                                                                         --------------------------
Diversified Financial Systems L.P.                 $  2,607,958     $  1,968,317     $  1,534,071     $  1,138,392     $    231,111
Diversified Financial Partners III L.P.               2,303,858        1,482,126           64,072           64,072             --
Diversified Financial Southeast, Inc.                      --            240,216        1,253,422          364,604          934,780
Metro Diversified Limited Partnership                      --            165,037          249,859          205,775          128,289
Diversified Coolidge Limited Partnership                   --             69,982          693,111          338,150          284,534
Diversified Performing Assets, Inc.                        --               --             64,652           24,495           50,074
Diversified Financial Planners, Inc.                     78,788            7,257             --               --               --
Diversified Financial Partners I                         42,299            8,032             --               --               --
Diversified Financial Recovery, Inc.                        623            6,737             --               --               --
                                                   ------------     ------------     ------------     ------------     ------------
                                                      5,033,526        3,947,704        3,859,187        2,135,488        1,628,788
First Lake Corp. (See Note 3)                         1,778,513        1,746,177        1,990,207        1,053,194          796,675
                                                   ------------     ------------     ------------     ------------     ------------

                                                   $  6,812,039     $  5,693,881     $  5,849,394     $  3,188,682     $  2,425,463
                                                   ============     ============     ============     ============     ============

In 1994, the Company assumed the data processing operation for all of its related entities. Data processing revenues are primarily from those related companies, including Business Revenue Data Systems, Inc., Medical Payment Center, and Business Revenue Systems, Inc.

NOTE 12 - INVESTMENT IN PARTNERSHIPS

The Corporation is the 75% general partner in Diversified Financial Systems L.P. (Partnership) (see Note 11). The Partnership acquires loan portfolios from the FDIC, RTC and other sources. The Corporation receives a specified servicing fee for its collection work. The Corporation's share of the Partnership's income is reflected in the statements of income. Condensed balance sheets of the Partnership, are presented below:

                                                                                                                          June 30,
                                                                                   --------December 31,---------            1995
         DIVERSIFIED FINANCIAL SYSTEMS L.P.                                           1993                1994           (Unaudited)
         ----------------------------------                                           ----                ----           -----------

ASSETS
Cash                                                                             $   330,872         $     1,540         $   133,046
Unamortized cost of loan portfolios                                               11,348,333           3,126,299           2,111,216
Other assets                                                                         256,226              47,469              33,404
                                                                                 -----------         -----------         -----------

    Total assets                                                                 $11,935,431         $ 3,175,308         $ 2,277,666
                                                                                 ===========         ===========         ===========

LIABILITIES AND PARTNERS' CAPITAL
Collateralized bank loans                                                        $ 7,422,206         $   608,825         $      --
Due to Diversified Financial Systems, Inc.                                            23,976              27,117              27,391
Accrued interest and other liabilities                                                38,000                --                  --
Partners' capital                                                                  4,451,249           2,539,366           2,250,275
                                                                                 -----------         -----------         -----------

    Total liabilities and partners' capital                                      $11,935,431         $ 3,175,308         $ 2,277,666
                                                                                 ===========         ===========         ===========

The Corporation was a 75% general partner in Diversified Financial Partners III L.P. (DFP III). On January 25, 1994, the Corporation and its limited partner in DFP III entered into a termination agreement. As part of the agreement, the Corporation purchased the limited partner's interest for $1,270,000 in cash and repaid all outstanding loans. This transaction effectively terminated the Partnership. The Corporation, as the 75% general partner, received all of the assets of DFP III in liquidation of the partnership, including the NCNB4 and NCNB6 loan portfolios which were subsequently distributed to John McArdle (see
Note 13). The carrying value of loan portfolios received by the Corporation in liquidation approximated $6,300,000.


NOTE 13 - STOCK REPURCHASE AND CONSULTING AGREEMENT

On November 25, 1992, the Corporation and John L. McArdle (a former 25% shareholder) entered into a stock repurchase and consulting agreement effective January 1, 1993. The consulting agreement obligated McArdle through December 31, 1993, to provide advice and counsel from time to time, as requested, on the valuation of prospective loan portfolios and strategies and methods for collecting and servicing existing loan portfolios owned by the Corporation. In addition, McArdle was to manage and service the NCNB4 and NCNB6 loan portfolios owned by Diversified Financial Partners III LP and serviced by the Corporation. McArdle's 1993 compensation for consulting services consisted of various operating expense reimbursements approximating $254,000 and consulting fees of $860,000.

The stock purchase agreement provided for the Corporation to acquire all of McArdle's stock in 1993 for cash in the amount of $380,000. In addition, on January 26, 1994, the Corporation sold to McArdle its interest in the NCNB4 and NCNB6 loan portfolios for $385,000, which were acquired as a result of terminating Diversified Financial Partners III LP (see Note 12). The fair value of those two loan portfolios was approximately

$2,400,000, as of the date of sale, and this additional consideration was accounted for as treasury stock cost in 1994. The difference between the fair value of the loans sold and their carrying cost, plus the cash received for the loan sale and forgiveness of previous debt owed McArdle resulted in a gain of $436,521.


NOTE 14 - SUBSEQUENT EVENTS

On August 9, 1995, the Shareholders entered into a stock purchase agreement with DFC Asset Corp. (DFC). The Shareholders agreed to sell all of their shares to DFC for $6,360,000 in cash, promissory notes totaling $3,850,000, and certain contingent consideration based on the excess cash flow of the various pools.

On September 15, 1995, the Corporation agreed to purchase the loan portfolios serviced for First Lake Corp. for $565,000 in cash and the assumption of debt in an amount approximating $10,000,000. Additionally, a fee was paid in the amount of $1,100,000 to secure the consent of First Lake Corp. to the stock sale and the assignment of servicing rights. Both entities simultaneously cancelled the portion of the loan purchase, servicing and consulting agreement relating to additional fees (see Note 2). If the assumed debt is not completely liquidated by April 30, 1996, FLC will retain its ownership rights in the loan portfolios and the related debt.

                                                                Item 7(a)(ii)
















                       DIVERSIFIED PERFORMING ASSETS, INC.
                               Fort Wayne, Indiana

                              FINANCIAL STATEMENTS
                  December 31, 1994 and June 30, 1994 and 1995

                       DIVERSIFIED PERFORMING ASSETS, INC.
                               Fort Wayne, Indiana

                              FINANCIAL STATEMENTS
                  December 31, 1994 and June 30, 1994 and 1995


                                    CONTENTS






REPORT OF INDEPENDENT AUDITORS..............................................23

FINANCIAL STATEMENTS

               BALANCE SHEETS...............................................24

               STATEMENTS OF INCOME.........................................25

               STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY................26

               STATEMENTS OF CASH FLOWS.....................................27

               NOTES TO FINANCIAL STATEMENTS................................28

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders
Diversified Performing Assets, Inc.
Fort Wayne, Indiana


We have audited the accompanying balance sheet of Diversified Performing Assets, Inc. as of December 31, 1994, and the related statements of income, changes in shareholders' equity and cash flows for the period February 28, 1994 (date of inception) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diversified Performing Assets, Inc. at December 31, 1994, and the results of its operations and its cash flows for the period February 28, 1994 (date of inception) through December 31, 1994 in conformity with generally accepted accounting principles.

                                                       Crowe, Chizek and Company
Oak Brook, Illinois
March 10, 1995




                       DIVERSIFIED PERFORMING ASSETS, INC.
                                 BALANCE SHEETS



                                                      December 31,      June 30,
                                                          1994            1995
                                                          ----            ----
                                                                      (Unaudited)
ASSETS
Cash                                                 $     51,495    $    229,642
Loans                                                  14,260,780      19,374,988
Unearned discount                                      (4,546,038)     (6,187,428)
Accounts receivable                                       178,641         406,049
Due from shareholder                                      316,000            --
Accrued interest receivable                               447,565         499,154
                                                     ------------    ------------

                                                     $ 10,708,443    $ 14,322,405
                                                     ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
      Revolving note payable (Note 3)                $  9,229,528    $ 12,788,221
      Accounts payable                                     10,426         168,094
      Accrued interest                                     84,798         105,804
                                                     ------------    ------------
                                                        9,324,752      13,062,119
Shareholders' equity
      Common stock - without par value; authorized
        10,000 shares, issued, 1,000 shares                 1,000           1,000
      Retained earnings                                 1,382,691       1,259,286
                                                     ------------    ------------
                                                        1,383,691       1,260,286
                                                     ------------    ------------
                                                     $ 10,708,443    $ 14,322,405
                                                     ============    ============


                 See accompanying notes to financial statements

                                       24


                       DIVERSIFIED PERFORMING ASSETS, INC.
                              STATEMENTS OF INCOME



                                            Ten months   Four months  Six months
                                               ended       ended         ended
                                            December 31,  June 30,      June 30,
                                               1994         1994          1995
                                               ----         ----          ----
                                                          .....(Unaudited).....
                                                          ---------------------
INCOME
      Interest and discount on loans        $2,086,439   $  851,860   $1,494,101

EXPENSES
      Interest                                 619,442      196,753      524,444
      Servicing fees                            64,652       24,513       50,074
      Loan losses                               19,548       37,414       23,094
      Legal and professional                      --           --         31,724
      Finance fees                                --           --         92,124
      Other                                        106           50           46
                                            ----------   ----------   ----------
                                               703,748      258,730      721,506
                                            ----------   ----------   ----------


NET INCOME                                  $1,382,691   $  593,130   $  772,595
                                            ==========   ==========   ==========



                 See accompanying notes to financial statements



                       DIVERSIFIED PERFORMING ASSETS, INC.
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY



                                                                         Total
                                               Common      Retained   Shareholders'
                                                Stock      Earnings      Equity
                                                -----      --------      ------
Balance at February 28, 1994
  (date of inception)                       $     --     $     --     $     --

Stock issued                                     1,000         --          1,000

Net income                                        --      1,382,691    1,382,691
                                            ----------   ----------   ----------


Balance at December 31, 1994                     1,000    1,382,691    1,383,691

Net income (unaudited)                            --        772,595      772,595

Dividends ($896 per share)                        --       (896,000)    (896,000)
                                            ----------   ----------   ----------


Balance at June 30, 1995 (unaudited)        $    1,000   $1,259,286   $1,260,286
                                            ==========   ==========   ==========



                 See accompanying notes to financial statements

                                       26



                       DIVERSIFIED PERFORMING ASSETS, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                  Ten months         Four months         Six months
                                                                                     ended               ended              ended
                                                                                 December 31,          June 30,            June 30,
                                                                                     1994                1994               1995
                                                                                     ----                ----               ----
                                                                                                     ...........(Unaudited).........
                                                                                                                -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Interest received                                                           $ 1,169,471         $   460,022        $  910,326
     Interest paid                                                                  (534,644)           (146,463)         (503,438)
     Cash paid for collection and other
       expenses                                                                      (73,880)            (56,559)          (39,394)
                                                                                 -----------         -----------        ----------
         Net cash provided by operating
           activities                                                                560,947             257,000           367,494

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of loans and accrued interest                                      (11,770,081)         (7,399,834)       (5,136,217)
     Collections on loans                                                          2,346,102             801,416         1,968,177
     Advances to shareholder                                                        (316,000)           (171,000)             --
                                                                                 -----------         -----------        ----------
         Net cash used in investing activities                                    (9,739,979)         (6,769,418)       (3,168,040)

CASH FLOWS FROM FINANCING ACTIVITIES
     Borrowings on revolving notes                                                12,403,874           7,399,834         5,116,854
     Principal payments on revolving notes                                        (3,174,347)           (871,937)       (1,558,161)
     Dividends paid                                                                     --                  --            (580,000)
     Common stock issued                                                               1,000               1,000              --
                                                                                 -----------         -----------        ----------
         Net cash provided by financing
           activities                                                              9,230,527           6,528,897         2,978,693
                                                                                 -----------         -----------        ----------

         Net increase in cash                                                         51,495              16,479           178,147

Cash at beginning of period                                                             --                  --              51,495
                                                                                 -----------         -----------        ----------

CASH AT END OF PERIOD                                                            $    51,495         $    16,479        $  229,642
                                                                                 ===========         ===========        ==========

Reconciliation of net income to net cash
  provided by operating activities
     Net income                                                                  $ 1,382,691         $   593,130        $  772,595
     Unearned discount                                                              (942,580)           (388,387)         (641,016)
     Accrued interest receivable                                                      84,798              50,290            57,241
     Accounts payable                                                                 10,426               5,418           157,668
     Accrued interest payable                                                         25,612              (3,451)           21,006
                                                                                 -----------         -----------        ----------

         Net cash provided by operating
           activities                                                            $   560,947         $   257,000        $  367,494
                                                                                 ===========         ===========        ==========


                 See accompanying notes to financial statements

                                       27

                       DIVERSIFIED PERFORMING ASSETS, INC.
                          NOTES TO FINANCIAL STATEMENTS
          (INFORMATION AS OF JUNE 30, 1995 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1994 AND 1995 IS UNAUDITED)


NOTE 1 - NATURE OF BUSINESS

Diversified Performing Assets, Inc. was incorporated on November 29, 1993 and began its operating activities on February 28, 1994. The Corporation acquires, through related party intermediaries, performing loans that were originally held by the FDIC or RTC as the result of foreclosure proceedings on Banks and Savings and Loan Associations.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation of Unaudited Interim Financial Information: Financial
----------------------------------------------------------------
information for the four months ended June 30, 1994 and the six months ended June 30, 1995 has been derived from the Corporation's unaudited financial statements and, in the opinion of management, reflect all adjustments of a normal occurring nature necessary for a fair presentation of financial position and results of operations.

Loans: Loans are stated at the principal amount outstanding, net of unearned
-----
discount. Interest income and unearned discount are reported on the accrual basis over the term of the loan based on the amount of principal outstanding.

The Corporation does not provide for loan losses because all loans, with principal payments 60 days past due, are replaced by the seller.

Income Taxes: The Corporation's shareholders elected S corporation status under
------------
Section 1362 of the Internal Revenue Code and a similar section of state income tax law. These statutes provide that, in lieu of corporate income taxes, the shareholders are taxed on their proportionate shares of the Corporation's taxable income or loss.


NOTE 3 - REVOLVING NOTE PAYABLE

The Corporation has entered into a $25,000,000 revolving loan and security agreement with Transamerica Business Credit Corporation. Borrowings under the agreement are collateralized by all of the Corporation's assets, including the collateral securing the loans. Interest is payable monthly, generally at prime plus 2%. The agreement contains various financial covenants relating to limitations on the payment of dividends, tangible net worth, and minimum acceptable debt to net worth and interest coverage ratios. As part of the agreement, the Company's bank accounts are restricted.

NOTE 4 - RELATED PARTY TRANSACTIONS

The loans receivable were acquired from affiliated companies owned by Randall R. Geist and J. Michael Hester. A servicing fee of 2% is paid to Diversified Financial Systems, Inc., owned by Geist and Hester, for portfolio collection fees and administrative expenses.

NOTE 5 - STOCK PURCHASE AGREEMENT

On August 9, 1995, Randall R. Geist and J. Michael Hester agreed to sell all of the outstanding capital stock of the Corporation to DFC Asset Corp. for $640,000 in cash and certain contingent consideration based on excess cash flow.

                                                                Item 7(a)(iii)
















                       DIVERSIFIED FINANCIAL SYSTEMS, L.P.
                               Fort Wayne, Indiana

                              FINANCIAL STATEMENTS
                        December 31, 1992, 1993 and 1994
                           and June 30, 1994 and 1995

                       DIVERSIFIED FINANCIAL SYSTEMS, L.P.
                               Fort Wayne, Indiana

                              FINANCIAL STATEMENTS
                        December 31, 1992, 1993 and 1994
                           and June 30, 1994 and 1995












                                    CONTENTS


REPORT OF INDEPENDENT AUDITORS................................................32

FINANCIAL STATEMENTS

          BALANCE SHEETS......................................................33

          STATEMENTS OF INCOME................................................34

          STATEMENTS OF PARTNERS' CAPITAL.....................................35

          STATEMENTS OF CASH FLOWS............................................36

          NOTES TO FINANCIAL STATEMENTS.......................................37

                         REPORT OF INDEPENDENT AUDITORS


To the Partners
Diversified Financial Systems, L.P.
Fort Wayne, Indiana


We have audited the accompanying balance sheets of Diversified Financial Systems, L.P., as of December 31, 1994 and 1993, and the related statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diversified Financial Systems, L.P. at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                                       Crowe, Chizek and Company
Oak Brook, Illinois
March 10, 1995


                       DIVERSIFIED FINANCIAL SYSTEMS, L.P.
                                 BALANCE SHEETS



                                                                       June 30,
                                               ---December 31,---        1995
                                                1993        1994     (Unaudited)
                                                ----        ----     -----------
ASSETS
Cash                                       $   330,872   $    1,540   $  133,046
Unamortized cost of acquired loan
  portfolios (Note 3)                       11,348,333    3,126,299    2,111,216
Other assets                                   256,226       47,469       33,404
                                           -----------   ----------   ----------

                                           $11,935,431   $3,175,308   $2,277,666
                                           ===========   ==========   ==========


LIABILITIES AND PARTNERS' CAPITAL
Liabilities
      Collateralized loans (Note 4)        $ 7,422,206   $  608,825   $     --
      Due to Diversified Financial
        Systems, Inc. (Note 5)                  23,976       27,117       27,391
      Accrued interest and other
        liabilities                             38,000         --           --
                                           -----------   ----------   ----------
                                             7,484,182      635,942       27,391

Partners' capital                            4,451,249    2,539,366    2,250,275
                                           -----------   ----------   ----------

                                           $11,935,431   $3,175,308   $2,277,666
                                           ===========   ==========   ==========


                 See accompanying notes to financial statements


                       DIVERSIFIED FINANCIAL SYSTEMS, L.P.
                              STATEMENTS OF INCOME



                                                                                                             Six Months Ended
                                                                   Years Ended                       ------------June 30,-----------
                                                    ---------------December 31,-----------------          1994              1995
                                                       1992           1993              1994            --------(Unaudited)---------
                                                       ----           ----              ----                     ---------

INCOME
   Receipts from loan
     portfolios                                    $ 20,845,130     $ 15,746,551     $ 12,272,649     $  9,107,133     $  1,775,666
   Amortization of loan
     portfolio cost                                 (14,696,758)     (10,795,753)      (8,222,034)      (5,398,628)      (1,015,083)
                                                   ------------     ------------     ------------     ------------     ------------
                                                      6,148,372        4,950,798        4,050,615        3,708,505          760,583
   Interest                                                --              1,263             --               --               --
                                                   ------------     ------------     ------------     ------------     ------------
                                                      6,148,372        4,952,061        4,050,615        3,708,505          760,583

OPERATING EXPENSES
   Portfolio servicing fees
     (Note 5)                                         2,607,458        1,968,317        1,534,081        1,138,392          231,111
   Interest                                             817,025          774,426          250,548          180,903           11,529
   Other                                                 74,655          134,964          124,989           63,052           14,064
                                                   ------------     ------------     ------------     ------------     ------------
                                                      3,499,138        2,877,707        1,909,618        1,382,347          256,704
                                                   ------------     ------------     ------------     ------------     ------------

NET INCOME                                         $  2,649,234     $  2,074,354     $  2,140,997     $  2,326,158     $    503,879
                                                   ============     ============     ============     ============     ============

                 See accompanying notes to financial statements



                       DIVERSIFIED FINANCIAL SYSTEMS, L.P.
                         STATEMENTS OF PARTNERS' CAPITAL



                                                                                    Total
                                                                                   Partners'            General          Limited
                                                                                   Capital              Partner          Partners
                                                                                   -------              -------          --------

Balance at January 1, 1992                                                       $ 7,044,313         $ 5,283,235       $ 1,761,078

Net income                                                                         2,649,234           1,755,925           893,309

Distributions to partners                                                         (2,746,000)         (1,828,500)         (917,500)
                                                                                 -----------         -----------       -----------


Balance at December 31, 1992                                                       6,947,547           5,210,660         1,736,887

Net income                                                                         2,074,354           1,353,641           720,713

Distributions to partners                                                         (4,570,652)         (3,784,631)         (786,021)
                                                                                 -----------         -----------       -----------


Balance at December 31, 1993                                                       4,451,249           2,779,670         1,671,579

Net income                                                                         2,140,997           1,605,748           535,249

Distributions to partners                                                         (4,052,880)         (3,052,880)       (1,000,000)
                                                                                 -----------         -----------       -----------


Balance at December 31, 1994                                                       2,539,366           1,332,538         1,206,828

Net income (unaudited)                                                               503,879             377,909           125,970

Distributions to partners                                                           (792,970)           (442,970)         (350,000)
                                                                                 -----------         -----------       -----------


Balance at June 30, 1995 (unaudited)                                             $ 2,250,275         $ 1,267,477       $   982,798
                                                                                 ===========         ===========       ===========

                 See accompanying notes to financial statements



                       DIVERSIFIED FINANCIAL SYSTEMS, L.P.
                            STATEMENTS OF CASH FLOWS


                                                                                                            Six Months Ended
                                                                   Years Ended                        ----------June 30,------------
                                                    ---------------December 31,--------------             1994               1995
                                                    1992              1993              1994            --------(Unaudited)--------
                                                    ----              ----              ----            ---------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
      Receipts from acquired loan
        portfolios                                 $ 20,845,130     $ 15,746,551     $ 12,272,649     $  9,351,101     $  1,789,733
      Interest received                                    --              1,263             --               --               --
      Interest paid                                    (830,525)        (774,426)        (250,548)        (180,903)         (11,529)
      Payments for collection and
        other expenses                               (2,624,008)      (2,137,591)      (1,662,208)      (1,256,363)        (244,903)
      Cash (paid) received to protect
        interest in collateral                             --           (250,036)         250,036             --               --
      Deposits                                             --               --            (40,000)            --               --
      Purchase of loan portfolios                    (7,022,397)     (10,469,807)            --               --               --
                                                   ------------     ------------     ------------     ------------     ------------
            Net cash provided by
              operating activities                   10,368,200        2,115,954       10,569,929        7,913,835        1,533,301

CASH FLOWS FROM FINANCING ACTIVITIES
      Bank borrowings                                 7,022,397       11,180,261             --               --               --
      Principal payments on borrowings              (14,959,179)     (10,007,560)      (6,813,381)      (5,167,164)        (608,825)
      Distributions to partners                      (2,746,000)      (4,570,652)      (4,085,880)      (2,700,278)        (792,970)
                                                   ------------     ------------     ------------     ------------     ------------
            Net cash used in financing
              activities                            (10,682,782)      (3,397,951)     (10,899,261)      (7,867,442)      (1,401,795)
                                                   ------------     ------------     ------------     ------------     ------------

Increase (decrease) in cash                            (314,582)      (1,281,997)        (329,332)          46,393          131,506

Cash at beginning of period                           1,927,451        1,612,869          330,872          330,872            1,540
                                                   ------------     ------------     ------------     ------------     ------------

CASH AT END OF PERIOD                              $  1,612,869     $    330,872     $      1,540     $    377,265     $    133,046
                                                   ============     ============     ============     ============     ============

Reconciliation of net income to net
  cash provided by operating activities
      Net income                                      2,649,234     $  2,074,354     $  2,140,997     $  2,326,158     $    503,879
      Adjustments to reconcile net
        income to net cash provided by
        operating activities
            Amortization of portfolio cost           14,696,758       10,795,753        8,222,034        5,398,628        1,015,083
            Purchase of loan portfolios              (7,022,397)     (10,469,807)            --               --               --
            Decrease (increase) in other assets          (2,714)        (253,512)         208,757          243,968           14,065
            Increase (decrease) in accrued
              interest and other liabilities             25,028             (528)          (5,000)         (33,000)            --
            Increase (decrease) in due to
              related company                            22,291          (30,306)           3,141          (21,919)             274
                                                   ------------     ------------     ------------     ------------     ------------

                  Net cash provided by
                    operating activities           $ 10,368,200     $  2,115,954     $ 10,569,929     $  7,913,835     $  1,533,301
                                                   ============     ============     ============     ============     ============

                 See accompanying notes to financial statements

                                       36

                       DIVERSIFIED FINANCIAL SYSTEMS, L.P.
                          NOTES TO FINANCIAL STATEMENTS
          (INFORMATION AS OF JUNE 30, 1995 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1994 AND 1995 IS UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

Diversified Financial Systems, L.P. (the Partnership) is an Indiana limited partnership engaged in the business of acquiring loan portfolios from the Federal Deposit Insurance Corporation (FDIC), Resolution Trust Corp. (RTC) and other sources, at substantial discounts from principal amounts outstanding, and liquidating the portfolios through collection efforts or through bulk sales to financial institutions. The portfolios owned at December 31, 1994, consist of loan concentrations in Louisiana, Oklahoma, Texas, Massachusetts and Illinois.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation of Unaudited Interim Financial Information: Financial
----------------------------------------------------------------
information for the six months ended June 30, 1994 and 1995 has been derived from the Partnership's unaudited financial statements and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of financial position, results of operation and cash flows.

Income Recognition: For financial statement purposes income is recognized as
------------------
collections are received. Portfolio cost is amortized over periods ranging from three to five years, based upon the ratio of the portfolio's original cost over the undiscounted initial estimated total cash collections times the amount of cash received during the period. Amortization of portfolio cost is accelerated if estimated cash collections are subsequently revised downward.

Income Taxes: The Partnership does not provide for income taxes in the financial
------------
statements. Instead, the Partnership's taxable income or loss will be included in the individual income tax returns of the partners.

For income tax purposes, the Partnership uses the cost recovery method of reporting taxable income.


NOTE 3 - UNAMORTIZED COST OF ACQUIRED LOAN PORTFOLIOS

The unamortized cost of acquired loan portfolios as of December 31, 1993 and 1994, and June 30, 1995, is as follows:

                                                                                                                       June 30,
                                                                                     ------December 31,------            1995
                                                                                     ------------------------            ----
                                                                                     1993             1994           (Unaudited)
                                                                                     ----             ----           -----------
Principal amount of loans
  outstanding, at date of purchase                                              $252,449,725      $252,449,725      $252,449,725
Discount                                                                        (198,963,203)     (198,963,203)     (198,963,203)
                                                                                 -----------       -----------       -----------
      Original cost                                                               53,486,522        53,486,522        53,486,522
Accumulated amortization                                                         (42,138,189)      (50,360,223)      (51,375,306)
                                                                                 -----------       -----------       -----------

      Unamortized cost                                                          $ 11,348,333      $  3,126,299      $  2,111,216
                                                                                 ===========       ===========       ===========

Principal balance and accrued
  interest on loans outstanding
  (unaudited)                                                                   $135,146,000      $120,098,000      $117,813,000
                                                                                 ===========       ===========       ===========

Estimated future cash collections
  (unaudited)                                                                   $ 27,298,000      $  8,697,000      $  6,951,000
                                                                                 ===========       ===========       ===========

NOTE 4 - COLLATERALIZED BANK LOANS

On June 13, 1994, the Partnership entered into a $2,399,700 term loan and security agreement with Transamerica Lender Finance (Transamerica). Proceeds of the loan were used to refinance the remaining debt associated with loan portfolios originally purchased with borrowings under a $20,000,000 line of credit with American National Bank and Trust Company of Chicago (American National Bank). All borrowings under the Transamerica agreement are collateralized by the Partnership's assets, including but not limited to the underlying collateral. The loan was due on March 1, 1995. Interest is payable monthly at 3% over the prime rate.

Principal reductions and interest are serviced through cash receipts from the Partnership's loan portfolio. The agreement provides for minimum principal payments and interest equal to the greater of:

          1) 87.5% of the collections on loan portfolios with no remaining debt; or

          2) an amount equal to the outstanding principal as of the monthly payment date divided by the remaining months to maturity.

Distributions to partners are limited to the lesser of:

          1)   Monthly collections on loan portfolios with no remaining debt; or

          2) The difference between the total collections for the month less the minimum required principal payment.

All loans associated with a loan portfolio must be paid off within 21 months of the original purchase date.

NOTE 5 - RELATED PARTY TRANSACTIONS

Diversified Financial Systems, Inc. (DFSI), which is 60% owned by Randall R. Geist, is the 75% general partner. The remaining 25% is divided among 8 limited partners. DFSI manages and administers the acquired loan portfolios and receives a percentage of loan collections as a fee for these services.

During 1994, the Partnership sold performing loans for cash in the amount of $8,523,000 to Diversified Performing Assets, Inc. (DPAI), a corporation formed by the shareholders of DFSI (Note 5). Bank loans were reduced by $3,894,000. The remaining proceeds, net of $1,065,000 in servicing fees, was used for general partnership purposes. As part of their agreement with DPAI, the Partnership is required to replace any of the loans sold to DPAI that subsequently become nonperforming. Nonperforming loans are defined as loans that have not made a payment within 61 days.

NOTE 6 - PARTNERS' CAPITAL

Prior to October 15, 1993, the general partner and each of the limited partners either provided American National Bank with an irrevocable letter of credit or pledged a certificate of deposit to secure partnership borrowings. The total of all such letters of credit and certificates of deposit was $3,300,000 at December 31, 1992. As of October 15, 1993, the letter of credit or pledged certificate of deposit requirement was released by American National Bank.

Prior to October 15, 1993, income, losses and net cash flow were allocated 75% to the general partner and 25% to the limited partners, after first allocating to each partner an amount equal to 12% per annum on each partner's letter of credit or pledged certificate of deposit through the date of any cash flow distribution. Subsequent to October 15, 1993, income, losses and cash flow are allocated 75% to the general partner and 25% to the limited partners without an interest allocation.

                                                                Item 7(b)(i)

                FIRSTCITY FINANCIAL CORPORATION AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


          The following unaudited Pro Forma Condensed Consolidated Financial Statements of FirstCity Financial Corporation present the pro forma statements of FirstCity Financial Corporation and Subsidiaries from the July 3, 1995 Form 8-K/A together with pro forma adjustments to reflect the acquisition of Diversified Financial Systems, Inc. and Diversified Performing Assets, Inc. described elsewhere herein. These pro forma financial statements should be read in conjunction with the consolidated financial statements of J-Hawk Corporation included in the July 3, 1995 Form 8-K/A and the consolidated financial statements of FirstCity Financial Corporation in the September 30, 1995 Form 10-Q.

          On September 21, 1995, FirstCity acquired the capital stock of Diversified Financial Systems, Inc. and Diversified Performing Assets, Inc. (collectively, "Diversified") for $12.9 million in cash and notes. A portion ($2.7 million) of the notes is contingent upon the future performance of the Diversified portfolios. Diversified also specializes in the acquisition and disposition of distressed loans and loan-related assets. The acquisition, accounted for as a purchase, increased FirstCity's assets by approximately $79 million, including $4.7 million attributable to servicing rights held by Diversified and $4.3 million of goodwill. Diversified's assets secure $62 million of non-recourse debt reflected in the accompanying consolidated pro forma balance sheet.

          The accompanying Pro Forma Condensed Consolidated Financial Statements of FirstCity reflect the estimated pro forma effects of the acquisition of Diversified. The consolidated pro forma balance sheet assumes the transactions were consummated on June 30, 1995, and the consolidated pro forma income statements assume consummation on January 1, 1994.

          Subsequent to the implementation of the Plan of Reorganization and Merger discussed in the July 3, 1995 Form 8-K/A, FirstCity will provide services to the FirstCity Liquidating Trust under the terms of an Investment Management Agreement. In that the Trust has no historical operations, no pro forma adjustment was made to reflect servicing fee income and related expenses attributed to the services to be provided by FirstCity to the Trust or interest income on the "A" Certificate and related interest expense on the senior subordinated debt. Consequently, these pro forma income statements are not necessarily indicative of future results to be achieved and should not be relied upon as an indicator of future performance of FirstCity.




                FirstCity Financial Corporation and Subsidiaries
                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1995
                                   (unaudited)

                                                                                               Pro Forma      Pro Forma
                                                                                             FirstCity as   adjustments to
                                                                                           Presented in the  reflect the
                                                                                             July 3, 1995  acquisition of
                              (Dollars in thousands,                                          Form 8-K/A    Diversified
                              except per share data)                                           (Note A)       (Note B)     Pro Forma
------------------------------------------------------------------------------------------------------------------------------------

                                      Assets
                                      ------

Cash and equivalents ....................................................................      $ 24,027      $ (7,746)      $ 16,281
Purchased loan pools, net ...............................................................          --          68,704         68,704
Equity investments in acquisition partnerships ..........................................        13,717          --           13,717
Class "A" Certificate of FirstCity Liquidating Trust ....................................       158,369          --          158,369
Other assets ............................................................................         5,669         9,965         15,634
                                                                                               --------      --------       --------
          Total Assets ..................................................................      $201,782      $ 70,923       $272,705
                                                                                               ========      ========       ========

                       Liabilities and Shareholders' Equity
                       ------------------------------------

Liabilities:
     Notes payable to banks .............................................................      $   --        $ 61,660       $ 61,660
     Senior subordinated notes payable ..................................................       106,690          --          106,690
     Notes payable to others ............................................................          --           7,063          7,063
     Other liabilities ..................................................................         3,413         2,200          5,613
                                                                                               --------      --------       --------
     Total Liabilities ..................................................................       110,103        70,923        181,026
                                                                                               --------      --------       --------
Commitments and contingencies ...........................................................          --            --             --
Special preferred stock (nominal stated value of $21.00
     per share; 2,500,000 shares authorized; 2,460,911
     issued and outstanding) ............................................................        51,679          --           51,679
Shareholders' equity:
     Optional preferred stock (par value $.01 per share; 100,000,000 shares authorized; no shares issued or
          outstanding) ..................................................................          --            --             --
     Common stock (par value $.01per share; 100,000,000
          shares authorized; issued and outstanding:
          4,921,422 shares) .............................................................            49          --               49
     Paid in capital ....................................................................        22,916          --           22,916
     Retained earnings ..................................................................        17,035          --           17,035
                                                                                               --------      --------       --------

          Total Shareholders' Equity ....................................................        40,000          --           40,000
                                                                                               --------      --------       --------

          Total Liabilities and Shareholders' Equity ....................................      $201,782      $ 70,923       $272,705
                                                                                               ========      ========       ========


See accompanying notes to pro forma condensed consolidated balance sheet.

                FirstCity Financial Corporation and Subsidiaries
             Notes to Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1995
                                   (unaudited)


A. The condensed balance sheet as presented in the July 3, 1995 Form 8-K/A reflects the merger of J-Hawk Corporation and First City Bancorporation of Texas, Inc. to form FirstCity Financial Corporation as if it occurred June 30, 1995.

B. Assets acquired and liabilities assumed in the Diversified acquisition are reflected at estimated fair values. A reduction in cash reflects a portion of the purchase price paid. The cost of purchased loan pools is determined by discounting, at appropriate discount rates, the currently estimated cash flows projected to be realized from the collection, liquidation and disposition of these assets. Such assets consist principally of performing and non-performing loans, income producing real estate and interests in real estate, and miscellaneous other assets and receivables. Servicing rights from loan pools (included in other assets) are recorded at the net present value of estimated servicing fees, net of related costs, on certain loan pools. Notes payable to banks are secured by the purchased loan pools. Notes payable to others (former Diversified shareholders) include $2.7 million in contingent notes payable based on the future performance of Diversified's asset portfolios. Since the acquisition is accounted for as a purchase, the excess of the fair value of the consideration given over the fair value of the tangible net assets of Diversified acquired is recorded as goodwill (included in other assets).



                FirstCity Financial Corporation and Subsidiaries
              Pro Forma Condensed Consolidated Statement of Income
                            For the Six Months Ended
                                  June 30, 1995
                                   (Unaudited)

                                                                 Pro Forma
                                                                FirstCity as
                                                              Presented in the                            Other Pro
                                                                 July 3, 1995     Diversified               Forma
                                                                  Form 8-K/A       Historical            Adjustments
                  (Amounts in thousands)                          (Note A)           (Note B)             (Note C)         Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
Proceeds from disposition and payments
     received on purchased loan pools ....................          $   --            $ 14,696           $   --             $ 14,696
Cost of purchased loan pools .............................              --               9,482               --                9,482
                                                                    --------          --------           --------           --------
     Net gain on purchased loan pools ....................              --               5,214               --                5,214
Other income:
     Servicing fees ......................................             4,508             2,425                (50)             6,883
     Other ...............................................               598             1,800               --                2,398
                                                                    --------          --------           --------           --------
                                                                       5,106             9,439                (50)            14,495
                                                                    --------          --------           --------           --------
Expenses:
     Interest on notes payable ...........................              --               2,652               --                2,652
     General and administrative ..........................             4,268             5,252               (613)             8,907
                                                                    --------          --------           --------           --------
                                                                       4,268             7,904               (613)            11,559
                                                                    --------          --------           --------           --------

Equity in earnings of acquisition
     partnerships ........................................             1,359               378               --                1,737
                                                                    --------          --------           --------           --------
     Earnings from operations before
          federal income taxes ...........................             2,197             1,913                563              4,673

Provision for federal income taxes .......................                44              --                   49                 93
                                                                    --------          --------           --------           --------

          Net earnings ...................................          $  2,153          $  1,913           $    514           $  4,580
                                                                    ========          ========           ========           ========


See accompanying notes to pro forma condensed consolidated statements of income.



                FirstCity Financial Corporation and Subsidiaries
              Pro Forma Condensed Consolidated Statement of Income
                          Year Ended December 31. 1994
                                   (Unaudited)





                                                                  Pro Forma
                                                                 FirstCity as
                                                               Presented in the                        Other Pro
                                                                 July 3, 1995       Diversified           Forma
                                                                  Form 8-K/A         Historical        Adjustments
                   (Amounts in thousands)                           (Note A)         (Note B)            (Note C)          Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
Proceeds from disposition and payments
     received on purchased loan pools ....................          $   --            $ 25,704           $   --             $ 25,704
Cost of purchased loan pools .............................              --              16,301               --               16,301
                                                                    --------          --------           --------           --------
     Net gain on purchased loan pools ....................              --               9,403               --                9,403
Other income:
     Servicing fees ......................................             8,854             5,849                (65)            14,638
     Other ...............................................               761             3,651               --                4,412
                                                                    --------          --------           --------           --------
                                                                       9,615            18,903                (65)            28,453
                                                                    --------          --------           --------           --------
Expenses:
     Interest on notes payable ...........................              --               3,143               --                3,143
     General and administrative ..........................            11,727            11,071               (896)            21,902
                                                                    --------          --------           --------           --------
                                                                      11,727            14,214               (896)            25,045
                                                                    --------          --------           --------           --------

Equity in earnings of acquisition
          partnerships....................................             7,497             2,675               --               10,172
                                                                    --------          --------           --------           --------
     Earnings from operations before
          federal income taxes ...........................             5,385             7,364                831             13,580

Provision for federal income taxes .......................               108              --                  164                272
                                                                    --------          --------           --------           --------

          Net earnings ...................................          $  5,277          $  7,364           $    667           $ 13,308
                                                                    ========          ========           ========           ========

See accompanying notes to pro forma condensed consolidated statements of income.

                FIRSTCITY FINANCIAL CORPORATION AND SUBSIDIARIES
           Notes to Pro Forma Condensed Consolidated Income Statements
                         Six Months Ended June 30, 1995
                        and Year Ended December 31, 1994
                                   (unaudited)

A. The consolidated income statements as presented in the July 3, 1995 Form 8-K/A reflect the operating results of J-Hawk Corporation adjusted for the effects of the merger with First City Bancorporation of Texas, Inc. as if the merger occurred January 1, 1994. Income taxes subsequent to the merger are provided at a 34% rate. Net operating loss carry forwards are available to FirstCity and are recognized as an offset to the provision. The net tax expense reflected in the pro forma income statements represents the effect of the alternative minimum tax of 2% of taxable income.

B.   Column B is the historical operating results of Diversified.

C. Intercompany servicing fees and certain non-recurring administrative expenses of Diversified are eliminated in Column C. An adjustment was also made to reflect the federal income taxes on the adjusted pro forma net taxable income.

                                  EXHIBIT INDEX


         Exhibit number           Description
         --------------           -----------


               2.1 Stock Purchase Agreement dated as of August 9, 1995 by and among DFC Asset Corp., and Randall
                                  R. Geist and J. Michael Hester (incorporated herein by reference to Exhibit 2.1 of the Registrant's Form 8-K dated August 9, 1995).

              *2.2 First Amendment to Stock Purchase Agreement dated as of September 15, 1995 by and among DFC Asset Corp., and Randall R.
                                  Geist and J. Michael Hester.

             *99.1                Press Release dated September 21, 1995.

















--------------

*Previously filed.






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